                                                                    EXHIBIT FS-1
                                                                    ------------


                                    CONECTIV
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                           AS OF DECEMBER 31, 1999 (DOLLARS IN THOUSANDS)
                                                         -------------------------------------------------
                                                         Actual Balances                         Proforma
                                                             per the           Proforma          Balances
                                                            Unaudited            Debt             after
                                                               F/S             Financing        Financing
                                                         ---------------       ---------        ----------
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                               $   56,239                          $   56,239
    Accounts receivable, net of allowances of
       $11,564 and $4,743, respectively                        544,463                             544,463
    Inventories, at average cost
       Fuel (coal, oil and gas)                                 65,360                              65,360
       Materials and supplies                                   58,177                              58,177
    Prepaid New Jersey sales and excise taxes                       --                                  --
    Deferred energy supply costs                                 8,612                               8,612
    Other prepayments                                           20,295                              20,295
    Taxes receivable                                            15,674                              15,674
    Deferred income taxes, net                                  25,175                              25,175
                                                            ----------         ---------        ----------
                                                               793,995                --           793,995
                                                            ----------         ---------        ----------

INVESTMENTS
    Investment in leveraged leases                              72,161                              72,161
    Funds held by trustee                                      173,247                             173,247
    Other investments                                          100,764                             100,764
                                                            ----------         ---------        ----------
                                                               346,172                --           346,172
                                                            ----------         ---------        ----------

PROPERTY, PLANT AND EQUIPMENT
    Electric generation                                      1,571,556                           1,571,556
    Electric transmission and distribution                   2,633,375                           2,633,375
    Gas transmission and distribution                          265,708                             265,708
    Other electric and gas facilities                          405,303                             405,303
    Telecommunications, thermal systems, and other
       property, plant, and equipment                          238,229                             238,229
                                                            ----------         ---------        ----------
                                                             5,114,171                --         5,114,171
    Less: Accumulated depreciation                           2,097,529                           2,097,529
                                                            ----------         ---------        ----------
    Net plant in service                                     3,016,642                --         3,016,642
    Construction work-in-progress                              199,390                             199,390
    Leased nuclear fuel, at amortized cost                      55,983                              55,983
    Goodwill, net                                              369,468                             369,468
                                                            ----------         ---------        ----------
                                                             3,641,483                --         3,641,483
                                                            ----------         ---------        ----------

DEFERRED CHARGES AND OTHER ASSETS
    Recoverable stranded costs                               1,030,049                           1,030,049
    Deferred recoverable income taxes                           93,853                              93,853
    Unrecovered purchased power costs                           28,923                              28,923
    Unrecovered New Jersey state excise tax                     22,567                              22,567
    Deferred debt refinancing costs                             21,113                              21,113
    Deferred other postretirement benefit costs                 32,479                              32,479
    Prepaid pension costs                                       35,005                              35,005
    Unamortized debt expense                                    28,045                              28,045
    License fees                                                23,331                              23,331
    Other                                                       41,447                              41,447
                                                            ----------         ---------        ----------
                                                             1,356,812                --         1,356,812
                                                            ----------         ---------        ----------
TOTAL ASSETS                                                $6,138,462               $ 0        $6,138,462
                                                            ==========         =========        ==========

                                    CONECTIV
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                      AS OF DECEMBER 31, 1999 (DOLLARS IN THOUSANDS)
                                                                    -------------------------------------------------
                                                                    Actual Balances                         Proforma
                                                                        per the           Proforma          Balances
                                                                       Unaudited            Debt             after
                                                                          F/S             Financing        Financing
                                                                    ---------------       ---------        ----------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
    Short-term debt                                                    $  579,688                          $  579,688
    Long-term debt due within one year                                     48,937                              48,937
    Variable rate demand bonds                                            158,430                             158,430
    Accounts payable                                                      307,764                             307,764
    Taxes accrued                                                              --                                  --
    Interest accrued                                                       41,137                              41,137
    Dividends payable                                                      27,545                              27,545
    Deferred energy supply costs                                           46,375                              46,375
    Current capital lease obligation                                       28,715                              28,715
    Above-market purchased energy contracts
       and other electric restructuring liabilities                        41,101                              41,101
    Other                                                                  91,353                              91,353
                                                                       ----------           ---------      ----------
                                                                        1,371,045                  --       1,371,045
                                                                       ----------           ---------      ----------
DEFERRED CREDITS AND OTHER LIABILITIES
    Other postretirement benefits obligation                               96,388                              96,388
    Deferred income taxes, net                                            730,987                             730,987
    Deferred investment tax credits                                        74,431                              74,431
    Regulatory liability for New Jersey income tax benefit                 49,262                              49,262
    Above-market purchased energy contracts
       and other electric restructuring liabilities                       119,704                             119,704
    Deferred gain on termination of purchased energy contract              70,849                              70,849
    Long-term capital lease obligation                                     30,395                              30,395
    Other                                                                  47,447                              47,447
                                                                       ----------           ---------      ----------
                                                                        1,219,463                  --       1,219,463
                                                                       ----------           ---------      ----------
CAPITALIZATION
    Common stock: $0.01 per share par value
       150,000,000 shares authorized; shares outstanding --
       86,173,169 in 1999, and 100,516,768 in 1998                            863                                 863
    Class A common stock, $0.01 par value;
       10,000,000 shares authorized; shares outstanding --
       5,742,315 in 1999, 6,560,612 in 1998                                    57                                  57
    Additional paid-in capital - - common stock                         1,085,060                           1,085,060
    Additional paid-in capital - - Class A common stock                    93,738                              93,738
    Retained earnings (Accumulated deficit)                               (36,472)                            (36,472)
                                                                       ----------           ---------      ----------
                                                                        1,143,246                  --       1,143,246
    Treasury shares, at cost:
          167,514 shares in 1999; 185,030 shares in 1998                   (3,446)                             (3,446)
    Unearned compensation                                                  (1,627)                             (1,627)
                                                                       ----------           ----------     ----------
       Total common stockholders' equity                                1,138,173                   --      1,138,173
    Preferred stock of subsidiaries:
       Not subject to mandatory redemption                                 95,933                              95,933
       Subject to mandatory redemption                                    188,950                             188,950
    Long-term debt                                                      2,124,898                           2,124,898
                                                                       ----------           ----------     ----------
                                                                        3,547,954                   --      3,547,954
                                                                       ----------           ----------     ----------


                                                                       ----------           ----------     ----------
TOTAL CAPITALIZATION AND LIABILITIES                                   $6,138,462                   $0     $6,138,462
                                                                       ==========           ==========     ==========

                             NOTES TO EXHIBIT FS-1


Exhibit FS-1 includes the following:

I. Pro Forma Consolidated Balance Sheets for Conectiv (Exhibit FS-1). The three
(3) columns on each proforma balance sheet represent the following:

      Column 1: The actual consolidated balance sheet as of December 31, 1999.

      Column 2: The pro forma effects of the transfer of certain generating assets to affiliates as described in Item 1.A. "Introduction" of this filing.

      Column 3: The Consolidated Balance Sheets as of December 31, 1999 on a pro forma basis to include the expected effects of the transfer of certain generating assets.


For purposes of the consolidated Conectiv pro forma Financial Statements
      (Exhibit FS-1), there is no impact as all transactions are between subsidiaries.